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                                                                  EXHIBIT (5)(d)

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                                                                           Single Premium Immediate Variable Annuity

                                                                                                     WITHDRAWAL FORM

                                                                             Complete and return to: SPIA Operations
The United States Life Insurance Company in the City of New York (USL)   P.O. Box 3018, Houston, TX 77253-3018, 2-D1
A member company of American International Group, Inc.                           (888) 438-6933 . (713) 620-3139 Fax
New York, NY
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Instructions: Please type or print in black ink. Refer to the prospectus and your contract for additional information.

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1.   Contract Identification           Indicate change or request desired below.

     Contract #: ___________________________  Annuitant: _______________________

     Contract OWNER(S): ________________________________________________________

     Address: __________________________________________________________________

              __________________________________________________________________

     S.S. No. or Tax I.D. No.: ____/_____/_____  Phone Number: (_____)__________

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2.   Request for Full Withdrawal       (May be subject to a withdrawal charge.)
                                       (Applicable to Certain Period Only
                                       Contracts)

     [ ] Contract attached (Variable Account portion of Certain Period Payout options only)

     [ ] I hereby declare that the Contract specified has been lost, destroyed, or mislaid and request that the value of the contract be paid. I agree to indemnify and hold harmless USL against any claims which may be asserted on my behalf and on the behalf of my heirs, assignees, legal representatives, or any other person claiming rights derived through me against USL on the basis of the contract.

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3.   Method of Distribution

     NOTE: If no method is indicated, check(s) will be mailed to the owner at the address of record.

     Check one: [ ] Mail check to owner.   [ ] Mail check to alternate address.

     ___________________________________________________________________________
     OWNER

     ___________________________________   _____________________________________
     OWNER ADDRESS                         CITY/STATE/ZIP

     ___________________________________
     PROVIDE ACCOUNT NUMBER TO BE
      REFERENCED FOR DEPOSIT.

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4.   Affirmation/Signature

     CERTIFICATION: Under penalties of perjury, I certify (1) that the number shown on this form is my correct taxpayer identification number and (2) that I am not subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code. The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

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             DATE                            SIGNATURE OF CONTRACT OWNER(S)

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AGLC101318